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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K/A

                                Amendment No. 1



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:       May 22, 1995




                            HEALTHSOUTH Corporation
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




         Delaware                    1-10315                   63-0860407
- -----------------------------       ---------                 ------------
     (State or Other               (Commission             (I.R.S. Employer
Jurisdiction of Incorporation       File Number)          Identification No.)
     or Organization)



    Two Perimeter Park South
      Birmingham, Alabama                                 35243
  ----------------------------                       -------------
    (Address of Principal                              (Zip Code)
      Executive Offices)



    Registrant's Telephone Number,
       Including Area Code:                          (205) 967-7116





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Item 5.           OTHER EVENTS

         On May 22, 1995,  ASC Atlanta  Acquisition  Company,  Inc.  ("ASC"),  a
Delaware corporation which is a wholly-owned subsidiary of HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), commenced a tender offer (the "Tender Offer") to purchase all of the outstanding 11 1/2% Senior Subordinated Notes due 2004 (the "Notes") of Surgical Health Corporation, a Delaware corporation ("SHC") at a cash price of $1,150 per $1,000 principal amount, plus accrued and unpaid interest up to, but not including, the purchase date. The total principal amount of the Notes is $75,000,000. The Tender Offer will expire at 5:00 p.m. EDT on June 20, 1995 (the "Expiration Date") unless extended by ASC and the Company.

         ASC is also soliciting consents (the "Consent Solicitation") to the adoption of the proposed amendments to the indenture pursuant to which the Notes were originally issued (the "Indenture"). Holders of Notes who tender their Notes in the Tender Offer will be deemed to have consented to the proposed amendments. There will be no separate payments for the consents. The price paid by ASC for the Notes shall be deemed to include payment for the consents.

         HEALTHSOUTH, ASC and SHC entered into a Plan and Agreement of Merger dated January 22, 1995, pursuant to which a merger (the "Merger") will be effected between ASC and SHC, with SHC being the surviving corporation following the Merger. SHC will be a wholly-owned subsidiary of HEALTHSOUTH. The Merger is not conditioned on the successful completion of the Tender Offer or the Consent Solicitation.

         The consummation of both the Tender Offer and the Consent Solicitation are conditioned upon, among other things, the consummation of the Merger, there having been validly tendered (and not withdrawn) prior to the Expiration Date not less than a majority in aggregate principal amount of the Notes outstanding, and the execution of a supplemental indenture to the Indenture providing for the proposed amendments following the consummation of the Merger and receipt of the written consent of a majority in aggregate principal amount of the Notes outstanding (the "Requisite Consent"). The proposed amendments would permit SHC (as successor to ASC following the Merger) to, among other things, increase the amount of indebtedness that it may incur and permit SHC to pay dividends.

         Tenders of Notes and Consents may be withdrawn at any time until the Requisite Consents have been received and the supplemental indenture has been executed by SHC and the trustee under the Indenture.

         The pro forma effects of the Tender Offer on the Company's financial statements at December 31, 1994, are as reflected in Item 7 of the Company's Current Report on Form 8- K/A, Amendment No. 5, filed June 2, 1995 (relating to the acquisition of certain rehabilitation facilities from NovaCare, Inc.).






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Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (b)      Pro Forma Financial Information.

                  Pro forma financial information for the Company at December 31, 1994, and for the years ended December 31, 1994, 1993 and 1992, was filed under Item 7(a) of Amendment No 5 to the Company's Current Report on Form 8-K/A filed June 2, 1995 (relating to the acquisition of certain rehabilitation facilities from NovaCare, Inc.), and is incorporated herein by reference.

         (c)      Exhibits

                  21. Form of press release issued by the Company in connection with above- described transaction.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:              June 5, 1995

                                    HEALTHSOUTH Corporation


                                    By        /s/ Anthony J. Tanner
                                      _________________________________________
                                                  Anthony J. Tanner
                                      Executive Vice President - Administration
                                             and Corporate Secretary





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